Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Announces
Results for Third Quarter of 2005

Company explains impact of previously announced WebSourced restatement and announces restatement of PrimaryAds revenue, changing presentation from gross to net

NORTHBROOK, Ill., Nov. 22, 2005 (BUSINESS WIRE) — CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company) today reported revenue of $11.25 million for the third quarter ended September 30, 2005.

• Revenues were $11,249,239 for the third quarter of 2005, a 116 percent increase compared to $5,203,780 for the same period of 2004.   These revenues have been recognized in accordance with the Company’s new revenue recognition policy for both its WebSourced and PrimaryAds subsidiaries as described in more detail herein.  PrimaryAds’ revenues for the third quarter of 2005 are presented on a net rather then a gross basis.

• Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) was $1,666,102  for the third quarter of 2005, a 34 percent increase compared to $1,246,323  for the same period of 2004.  A reconciliation of EBITDA to income from operations is included at the end of this release.

• Income from operations was $991,644 for the third quarter of 2005, a 16 percent decrease compared to $1,184,370 for the same period of 2004.

• Pre-tax income was $941,681 for the third quarter of 2005, a 19 percent decrease compared to $1,157,432 for the same period of 2004.

• After-tax net income was $572,662 for the third quarter of 2005, a 19 percent decrease compared to $703,055 for the same period of 2004.

• After-tax earnings per share on a fully diluted basis were $.01 for the third quarter of 2005, compared to $.02 for the same period of 2004.

On October 27, 2005, the Company previously disclosed its decision to amend and restate its previously issued audited consolidated financial statements and other financial information for at least the years ended December 31, 2004, and 2003 and the unaudited consolidated financial statements for the quarters ended September 30, 2004 and 2003, June 30, 2005, 2004 and 2003, and March 31, 2005, 2004 and 2003 (collectively the “Relevant Periods”).  The Company noted that investors should no longer rely on these statements. In response to additional comments recently received from the Staff of the Securities and Exchange Commission we filed an amended report on Form 8-K on November 21, 2005.

In this amended report on Form 8-K, the Company has provided additional information noting that as previously disclosed in the annual or quarterly reports filed for the Relevant Periods, the Company recognized revenues from its WebSourced SEE business segment in the period that the revenues were deemed to be earned and collectible under the accrual method of accounting using the proportional performance model.  Using this model, the Company recognized approximately 60% of the value of a 12-month SEE contract in the first three months of the contract and the remaining 40% in the last nine months. At the time, the Company believed this was appropriate because: (1) the nature of the services performed resulted in tangible outputs received by the customer, (2) the Company was able to effectively monitor the delivery of the output, (3) the Company recognized revenue at the time the output was delivered to the customer, (4) the Company only recognized revenue upon the delivery of outputs that provided value to the customer, and (5) the Company believed that it had objective evidence as to the value of the output.  Additionally, since at the time the Company recognized revenue, it had a contract requiring payment executed by the customer and authorization to automatically debit the customer’s credit card when payments became due, the Company believed that the collection of amounts recognized as revenue was reasonably assured.

The Company began to experience a large increase in its bad debt expense arising from its 12 month SEE contracts in the third quarter of 2004.  After reviewing its procedures, the Company believed that the increase was temporary, and, in fact, the bad debt expense returned to historical levels during the first quarter of 2005.  However, in the second quarter of 2005, the bad debt expense increased significantly again.  Based on additional analyses, and in response to comments raised by the Staff, the Company determined that the manner in which it applied the proportional performance revenue recognition model: (1) did not adequately rely on objective evidence of the value of services performed, and (2) was not supported by sufficient evidence regarding the collectibility of the accelerated revenue stream.  The Company now believes that its financial statements for the Relevant Periods should be restated by recognizing revenue for each deliverable under its SEE business segment on a straight-line basis over the term of the contract. The Company believes it is appropriate to use the straight-line method if there is not adequate objective evidence of the value of services performed as long as collection is reasonably assured.  Additionally, the Company believes that its billing practice and collection experience is more consistent with the straight-line model than the proportional performance model.  The Company bills the customer pro rata over the term of the contract on a monthly basis, with the customer paying the first month’s billing at the execution of the contract.  The Company’s billing practice provides it with a monthly history of the collectibility of amounts recognized as revenue with respect to a customer.  If a customer fails to pay future invoices, the Company ceases providing the service.  Based on this practice, the Company believes collection of amounts recognized as revenue is thus reasonably assured at the point of recognition.

This matter has progressed sufficiently for the Company to refine its previous estimate.  As a result of the restatement, the Company’s restated net income per share on a fully diluted basis (“Estimated Restated EPS”) will be lower than its originally reported net income per share on a fully diluted basis (“Originally Reported EPS”) during the Relevant Periods, as follows:

•                  1st half 2005: Approximately a $0.03 Difference – Originally Reported EPS of $0.04, Estimated Restated EPS of approximately $0.01.  The Company previously estimated a difference of $0.01.

•                  2004:  Approximately a $0.04 Difference – Originally Reported EPS of $0.10, Estimated Restated EPS of approximately $0.06.  The Company previously estimated a difference of $0.03.

•                  2003:  Approximately a $0.04 Difference – Originally Reported EPS of $0.01, Estimated Restated EPS of loss of approximately ($0.03).  The Company previously estimated a difference of $0.03.

On November 18, 2005, the Company also concluded that, in addition to the financial statements for the Relevant Periods, it would need to amend and restate the following previously issued financial statements with respect to its PrimaryAds Inc. subsidiary: (1) the audited statements of income of PrimaryAds Inc. for the year ended December 31, 2004 and the period from October 18, 2003 (date of inception) through December 31, 2003; (2) the unaudited statements of income of PrimaryAds Inc. for the quarters ended March 31, 2005 and 2004; and (3) the unaudited pro forma combined statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 (collectively, the “PrimaryAds Financial Statements”).  The restatement results from a change to the manner in which the Company now believes it must present revenue generated by its PrimaryAds Inc. subsidiary.  As a result, investors should no longer rely on the PrimaryAds Financial Statements. The change in the presentation of revenue generated by PrimaryAds, Inc. will also affect the Company’s results for the quarter ended June 30, 2005, as set forth herein.

As previously disclosed in the PrimaryAds Financial Statements and in the Company’s quarterly report for the quarter ended June 30, 2005, the Company presented revenues from its PrimaryAds Inc. subsidiary on a gross basis by recording as revenue the gross amount received from advertisers and recording as cost of sales the amount paid to the affiliates placing the advertisements. PrimaryAds acts as a broker by maintaining a database of advertising offers from external advertisers from which affiliates may choose. The advertiser sets the amount to be paid for a specified action on the part of the final consumer. PrimaryAds passes those terms along to the affiliate who can post a link to the advertisers’ website on their website. The affiliate will receive payment from PrimaryAds.  At the time, the Company believed the gross presentation was appropriate but based on additional analyses that the Company performed in response to comments raised by the Staff, it now believes that revenues should be recognized on a net basis.  The Company will amend and restate the PrimaryAds Financial Statements by presenting revenue on a net, rather than gross, basis.  As a result, revenues and cost of sales will be netted together with the balance recorded as revenue.  The Company believes that the restatement will have the following effect on the PrimaryAds Financial Statements:

•                  Revenues for PrimaryAds Inc. for the year ended December 31, 2004 will be reduced from approximately $12.6 million to approximately $3.2 million and cost of sales of approximately $9.4 million will be reduced to zero.

•                  Revenues for PrimaryAds for the period from October 18, 2003 (date of inception) through December 31, 2003 will be reduced from approximately $17,000 to approximately $3,000 and cost of sales of approximately $14,000 will be reduced to zero.

•                  Revenues for PrimaryAds Inc. for the three months ended March 31, 2005 will be reduced from approximately $5.3 million to approximately $1.1 million and cost of sales of approximately $4.2 million will be reduced to zero.

•                  Revenue for PrimaryAds Inc. for the three months ended March 31, 2004 will be reduced from approximately $508,000 to approximately $178,000 and cost of sales of approximately $330,000 will be reduced to zero.

The change in presentation of revenue will have no effect on the balance sheets and statements of cash flows contained in the PrimaryAds Financial Statements. Additionally, the restatement will not affect net income as reported in the PrimaryAds Financial Statements.

The change in presentation for the Company’s PrimaryAds Inc. subsidiary will also be reflected in the Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2005, which, as discussed above, will be amended and restated, and should no longer be relied upon by investors.  The Company believes that the restatement will have the following effect on the Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2005:

•                  Consolidated revenues for the three and six months ended June 30, 2005 will be reduced from approximately $16.1 million and $26.2 million, respectively, to approximately $10.3 million and $19.5 million, respectively.

•                  Consolidated cost of revenues for the three and six months ended June 30, 2005 will be reduced from approximately $7.3 million and $10.6 million, respectively, to approximately $3.5 million and $6.8 million, respectively.

As a result of the factors giving rise to the restatements described herein and in the Amended Report on Form 8-K, on November 18, 2005, the Company’s management and the audit committee of the board of directors concluded that the Company had a material weakness in its internal controls. The Company has improved, and is in the process of improving, these controls.

Gerard M. Jacobs, the CEO of Think Partnership, stated, “During the past few months a great deal of our management time, as well as significant legal and accounting resources and fees, have been dedicated to addressing issues regarding our WebSourced and PrimaryAds subsidiaries.  Think Partnership is now prepared to continue to expand our business both organically and via some very exciting strategic acquisitions:

•                  Our WebSourced subsidiary has emerged with new leadership and SEO products, pricing and payment terms which we believe will be winners. WebSourced is becoming increasingly involved in the marketing of our KowaBunga! subsidiary’s suite of affiliate marketing solutions.

•                  Our PrimaryAds’ subsidiary has expanded its business into lead generation and list management services, in addition to affiliate marketing, and while its revenues presented on a net basis are less than as presented on a gross basis, its operating margin during the third quarter was approximately 46 percent.  In addition, PrimaryAds is planning to transition to our KowaBunga! subsidiary’s new affiliate network software.

•                  The revenues of our Ozline subsidiary have grown 36 percent since being acquired in February, and Ozline is now hosting the online operations of five other THK subsidiaries.

•                  Our Real Estate School Online subsidiary, working with Ozline, has automated a substantial portion of its operation, in preparation for a planned expansion outside Florida and Georgia.

•                  We expect our online dating division to soon become one of the top five players in registered user profiles in the industry when we complete the acquisition of Vintacom Media.

•                  Working with Mike Grehan of WebSourced’s SmartInteractive office in the U.K., our pending acquisition of Web Diversity will greatly expand our search engine marketing presence in Europe and into Asia.

•                  The unique patented contextual search technology developed by Crystal Semantics in Wales has the potential to revolutionize all aspects of the entire search industry – how search engines report results, how advertising and affiliates are targeted, and how web pages are optimized.”

Scott P. Mitchell, the president of Think Partnership, added, “I believe that smart growth-oriented companies always require periods of organization and integration.  After considerable reorganization of our WebSourced subsidiary, recognition of natural synergies across our subsidiaries, adding exceptional executives to our team through the acquisition of innovative companies, and careful review of our accounting practices and controls; I view Think Partnership as a company that is poised for significant growth in 2006.  As we continue to focus on accretive and synergistic new acquisition opportunities, innovative enhancements to our existing products and services, organic revenue growth and margin expansion throughout our portfolio of companies, and leveraging technology to provide product and service differentiation; I believe that we are realizing the exciting vision we all share for Think Partnership.”

Reconciliation of EBITDA to Income from Operations

	Nine months Ended		Three months Ended
	2005	2004	2005	2004
Income From Operations	$1,860,868	$1,779,940	$991,644	$1,184,370
Depreciation	454,621	93,092	191,466	55,207
Amortization	1,040,802	31,497	477,252	31,497
Other Income(Expense)	10,240	38,155	5,740	(24,750)
EBIDTA	$3,366,531	$1,942,684	$1,666,102	$1,246,324

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has nine subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com);

Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish Web design, custom Web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in e-mail marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects Web-site publishers with online advertisers (see www.primaryads.com); and Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.realestateschoolonline.com). The Company has signed letters of intent to acquire: Vintacom Media Group, Inc., Edmonton, Alberta, Canada, a leading online dating company (see www.vintacom.com); Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com); Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk), and U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended September 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Think Partnership Inc.

Xavier Hermosillo, 310-832-2999

Xavier@thinkpartnership.com